Exhibit 99.2

Northwest Bancshares, Inc. to Acquire $1.7 Billion in Deposits and 18 First Niagara

Branches in Buffalo, New York

Northwest advances to #4 deposit market share in the Buffalo, MSA

Transaction is over 25% accretive to EPS in 2017

Average branch size is $96 million

Purchase of $511 million of performing loans at par

Company release – 4/28/2016

Contact:

William J. Wagner, President, Chief Executive Officer (814) 728-7284

William W. Harvey, Jr., Senior Executive Vice President, Chief Financial Officer (814) 728-7242

WARREN, PA, April 28, 2016/PRNewswire/—Northwest Bancshares, Inc. (NASDAQGS: NWBI) today announced that its wholly-owned subsidiary, Northwest Bank (“Northwest”), has signed a definitive agreement to acquire 18 Western New York bank branches with deposits of $1.7 billion, subject to the closing of the KeyCorp/First Niagara Financial Group, Inc. merger, from First Niagara Bank N.A., which will be a wholly owned subsidiary of KeyCorp at the time of closing. The premium to be paid on the deposits to be transferred is 4.5%. In addition to receiving approximately $1.0 billion in cash from the transaction, Northwest will acquire $511 million of performing business and consumer loans. Unless otherwise specified, financial information presented herein is as of December 31, 2015.

The First Niagara branches are being sold in connection with its pending acquisition by KeyCorp. The divestitures have been approved by the United States Department of Justice (DOJ) and the Federal Reserve Board following a customary anti-trust review.

This acquisition provides Northwest the opportunity to enhance its footprint in Western New York by adding over 72,000 new households while advancing the company to #4 in deposit market share in the Buffalo MSA.

William J. Wagner, Chairman, President and CEO of Northwest Bancshares commented, “We are excited to announce this opportunity to significantly increase Northwest’s presence in a geographic region that we know well and find extremely attractive. The offices we are purchasing are excellent facilities in exceptional locations, with deposit balances averaging $96 million per branch. All 18 offices will remain open and the staffs of these offices will be offered employment with Northwest so that they can continue to serve their customers. We believe these new customers will embrace Northwest’s products, services and passion for customer satisfaction, and we look forward to serving them. This increased presence also provides an opportunity for Northwest to expand its commitment to western New York and to seek additional opportunities to add jobs, promote economic development and remain a good corporate citizen.”

The acquisition is anticipated to be accretive to earnings per share by approximately 25% in 2017. Given that the average branch size of $96 million greatly exceeds Northwest’s branch average of $38 million, the acquired branches will enhance the company’s efficiency while also improving its deposit mix. Additionally, the acquisition of a balanced $511 million loan portfolio will assist Northwest’s ongoing effort to diversify its loan mix. A key element in the economics of this transaction is Northwest’s intention to replace $715 million of long-term debt with lower cost deposits, thereby increasing net interest margin and enabling the company’s assets to remain below the Dodd-Frank threshold of $10 billion. The company also noted that this approach to cash deployment significantly reduces the reinvestment risk typically associated with purchasing deposits.

Mr. Wagner added “In recent years we consistently communicated to our shareholders that Northwest pursues acquisitions that are not only accretive to earnings but also enhance the franchise value of our institution. This acquisition meets both of those objectives. Our profitability and shareholder return metrics will be significantly improved while the replacement of borrowed funds with core deposits from thousands of new customers will enhance our franchise value. The quality of the branch network, deposits and loans we are receiving will also add significant value to our bank.”

The transaction has received approvals from each party’s board of directors and remains subject to regulatory approval and other customary closing conditions. Pending such completion, the transaction is expected to close in the third quarter of 2016.

Northwest was advised by the investment banking firm of Boenning & Scattergood and the law firm of Luse Gorman, PC. KeyCorp was advised by the investment banking firm of Morgan Stanley & Co. LLC as well as the law firm of Simpson Thacher & Bartlett LLP. First Niagara received legal advice from Sullivan & Cromwell LLP.

Investor Conference Call

Executives from Northwest will host a conference call and live webcast with investors and the financial community at 9:00 AM Eastern Time on Friday, April 29, 2016 to discuss this transaction. Those wishing to listen to the call may join by dialing toll-free 1-877-870-4263, and asking to be connected to the Northwest Bank call. Participants may view the live webcast at https://www.webcaster4.com/Webcast/page/1049/14885. Please join at least 10 minutes prior to the start time to ensure a connection. A replay of the call will be available until May 6, 2016 by dialing 1-877-344-7529 and using access code 10085338. An investor presentation on this transaction is also available at the Investor Relations section of Northwest’s website www.northwest.com.

About Northwest Bancshares, Inc.

Headquartered in Warren, Pennsylvania, Northwest Bancshares, Inc. is the holding company of Northwest Bank. Founded in 1896, Northwest Bank is a full-service financial institution offering a complete line of business and personal banking products, employee benefits and wealth management services, as well as the fulfillment of business and personal insurance needs. Northwest operates 150 full-service community banking offices and seven free-standing drive-up facilities in Pennsylvania, New York, Ohio and Maryland and 51 consumer finance offices in Pennsylvania through its subsidiary, Northwest Consumer Discount Company. Northwest Bancshares, Inc.’s common stock is listed on the NASDAQ Global Select Market (“NWBI”). Additionally, information regarding Northwest Bancshares, Inc. and Northwest Bank can be accessed on-line at www.northwest.com.

Forward Looking Statements

This press release contains statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and this statement is included for purposes of complying with these safe harbor provisions. Readers should not place undue reliance on such forward-looking statements, which speak only as of the date made. These forward-looking statements are based on current plans and expectations, which are subject to a number of risk factors and uncertainties that could cause future results to differ materially from historical performance or future expectations. These differences may be the result of various factors, including, among others: (1) failure of the parties to satisfy the closing conditions in the purchase and assumption agreement in a timely manner or at all; (2) failure to obtain governmental approvals for the acquisition of the branches; (3) disruptions to the parties’ businesses as a result of the announcement and pendency of the branch acquisition; (4) costs or difficulties related to the integration of the business of the acquired branches following the closing of the transaction; (5) the risk that the anticipated benefits, cost savings and any other savings from the transaction may not be fully realized or may take longer than expected to realize; (6) changes in general business, industry or economic conditions or competition; (7) changes in any applicable law, rule, regulation, policy, guideline or practice governing or affecting financial holding companies and their subsidiaries or with respect to tax or accounting principles or otherwise; (8) adverse changes or conditions in the capital and financial markets; (9) changes in interest rates or credit availability; (10) the inability to realize expected cost savings or achieve other anticipated benefits in connection with the proposed transaction; (11) changes in the quality or composition of loan and investment portfolios; (12) adequacy of loan loss reserves and changes in loan default and charge-off rates; (13) increased competition and its effect on pricing, spending, third-party relationships and revenues; (14) continued relationships with major customers; (15) deposit attrition, necessitating increased borrowings to fund loans and investments; (16) rapidly changing technology; (17) unanticipated regulatory or judicial proceedings and liabilities and other costs; (18) changes in the cost of funds, demand for loan products or demand for financial services; and (19) other economic, competitive, governmental or technological factors affecting operations, markets, products, services and prices.

The foregoing list should not be construed as exhaustive, and KeyCorp/First Niagara Financial Group, Inc. and Northwest Bancshares, Inc. undertake no obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements, or to reflect the occurrence of anticipated or unanticipated events or circumstances.

For additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements, please see filings by KeyCorp, First Niagara Financial Group, Inc. and Northwest Bancshares, Inc. with the SEC, including KeyCorp, First Niagara Financial Group, Inc., and Northwest Bancshares, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2015, respectively.